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                                                                     EXHIBIT 5.1
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David R. Baker, Esq.
Attorney and Counselor at Law
2501 20th Place South, Suite 250
Birmingham, Alabama 35223
Phone:      (205) 397-5200
Fax:        (205) 263-9051



February 18, 2003



Board of Directors
R Wireless Inc.



            Re:  Registration Statement on Form S-8



Ladies and Gentlemen:


            You have requested my opinion as to the legality of the issuance by R Wireless Inc., (the "Corporation") of 6,000,000 shares of Common Stock (the "Shares") that are being registered pursuant to a Registration Statement on Form S-8 (the "Registration Statement") to be filed on or before February 19, 2003.

            Pursuant to your request I have reviewed and examined:(1) the Articles of Incorporation of the Corporation, as amended (the "Articles"); (2) the Bylaws of the Corporation, as adopted by the Corporation; (3) the minute book of the Corporation; including minutes of the meeting of the Board of Directors of the Corporation held January 15, 2003, at which meeting I was in attendance by telephone, and at which the issuance of the Shares was authorized;
(4) a final draft of the Registration Statement; (5)The Corporation's 2003 Stock Plan covered by the Registration Statement; (6) the Employment Agreements with Mark S. Neuhaus and Ned Baramov, and the Retention Agreement with Donald N. Rizzuto, entered into with the Corporation in connection with the 2003 Stock Plan, which, in the aggregate, provide for the specific issuance of the Shares; and (7) such other matters as I have deemed relevant in order to form my opinion.

            I am informed that the Shares have been issued. Based upon the foregoing, and subject to the qualifications set forth below, I am of the opinion that the Shares have been duly authorized, legally issued, fully paid and non-assessable.

            This opinion is furnished by me as counsel to the Corporation and is solely for your benefit. My opinion is subject to the qualification that no opinion is expressed herein as to the application of state securities or Blue Sky laws.

            I consent to the use of this opinion in the Registration Statement.

Very truly yours,



/S/ DAVID R. BAKER
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  David R. Baker